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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                          Reported): August 30, 2001


       CWMBS, INC., (as depositor under the Pooling and Servicing Agreement, dated as of August 1, 2001, providing for the issuance of the CWMBS, INC., CWMBS Mortgage Pass-Through Trust 2001-19, Mortgage Pass-Through Certificates, Series 2001-19).


                                  CWMBS, INC.
            (Exact name of registrant as specified in its charter)


       Delaware                        333-64564               95-4596514
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
   of Incorporation)                  File Number)         Identification No.)



          4500 Park Granada
          Calabasas, California                             91302
          (Address of Principal                           (Zip Code)
           Executive Offices)

Registrant's telephone number, including area code (818) 225-3240


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Item 5. Other Events.

        On August 30, 2001, CWMBS, Inc. (the "Company") entered into a Pooling and Servicing Agreement dated as of August 1, 2001 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Countrywide Home Loans, Inc. as seller (in such capacity, the "Seller") and as servicer (in such capacity, a "Servicer"), The Bank of New York as trustee (the "Trustee), Fifth Third Mortgage Company as transferor (the "Transferor") and Fifth Third Bank (a "Servicer" and together with Countrywide, the "Servicers"), providing for the issuance of the Company's Mortgage Pass-Through Certificates, Series 2001-19. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.


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Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

        99.1. The Pooling and Servicing Agreement, dated as of August 1, 2001, by and among the Company, the Seller, the Servicers, the Transferor and the Trustee.



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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CWMBS, INC.



                                            By: /s/ Celia Coulter
                                                Celia Coulter
                                                Vice President



Dated:  March 29, 2002



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                                 Exhibit Index



Exhibit                                                                   Page

99.1.        Pooling and Servicing Agreement,
             dated as of August 1, 2001, by
             and among, the Company, the
             Seller, the Servicers, the Transferor
             and the Trustee.                                              6




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